Auction Market Preferred Shares, Series C

NUMBER 1	600 SHARES

MUNIYIELD FLORIDA FUND

ORGANIZED AS A BUSINESS TRUST UNDER THE LAWS	SEE REVERSE FOR
OF THE COMMONWEALTH OF MASSACHUSETTS	CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY	CUSIP # 626297 40 2

THIS CERTIFIES THAT

CEDE & CO.

IS THE OWNER OF SIX HUNDRED

FULLY PAID AND NON-ASSESSABLE AUCTION MARKET PREFERRED SHARES OF BENEFICIAL INTEREST, PAR VALUE $.05 PER SHARE, LIQUIDATION PREFERENCE $25,000 PER SHARE PLUS AN AMOUNT EQUAL TO ACCUMULATED BUT UNPAID DIVIDENDS THEREON (WHETHER OR NOT EARNED OR DECLARED) OF

MUNIYIELD FLORIDA FUND

TRANSFERABLE ON THE BOOKS OF SAID TRUST IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

This Certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Declaration of Trust of the Trust, dated January 21, 1992, as amended and in effect from time to time (a copy of which has been filed with the Secretary of State of the Commonwealth of Massachusetts), and of the By-Laws of the Trust and of all the amendments from time to time made thereto. This Certificate is executed on behalf of the Trust by the undersigned officers in their capacity as officers and not as individuals or personally, and the Declaration of Trust provides that no Trustee, shareholder, officer, employee or agent of the Trust may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim otherwise in connection with the affairs of the Trust but the Trust property only shall be liable.

IN WITNESS WHEREOF, MUNIYIELD FLORIDA FUND HAS CAUSED ITS SEAL TO BE HERETO AFFIXED AND THIS CERTIFICATE TO BE EXECUTED IN ITS NAME AND ON ITS BEHALF BY ITS DULY AUTHORIZED OFFICERS.

Dated: August     , 2005

Countersigned and Registered:

THE BANK OF NEW YORK (New York) Transfer Agent	(seal)
Vice President

By:	(seal)
Authorized Signature	Secretary

THE TRANSFER OF THE AUCTION MARKET PREFERRED SHARES REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS CONTAINED IN THE TRUST’S CERTIFICATE OF DESIGNATION. THE TRUST WILL FURNISH INFORMATION ABOUT SUCH RESTRICTIONS TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON REQUEST TO THE SECRETARY OF THE TRUST.

MUNIYIELD FLORIDA FUND

A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class and series of shares of beneficial interest which the Trust is authorized to issue and the differences in the relative rights and preferences between the shares of each class and series to the extent that they have been set, and the authority of the Board of Trustees to set the relative rights and preferences of subsequent classes and series, will be furnished by the Trust to any shareholder, without charge, upon request to the Secretary of the Trust at its principal office.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT— Custodian
	(Cust)	(Minor)
TEN ENT—as tenants by the entireties
JT TEN— as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations also may be used though not in the above list.

For value received,                                               hereby sell, assign and transfer unto

____________________________________________________________________________________

Please insert social security or other identifying number of assignee

______________________________________________________________________

____________________________________________________________________________________

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

____________________________________________________________________________________

____________________________________________________________________________________

                                                                                                                                            shares of the shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                   Attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated:

NOTICE:	The Signature to this assignment must correspond
with the name as written upon the face of the
Certificate in every particular, without alteration or enlargement or any change whatsoever.